Exhibit 99.1

Pershing Square Tontine Holdings, Ltd. (“PSTH”) to Acquire 10% of the Ordinary Shares of Universal Music Group (“UMG”) from Vivendi S.E. for Approximately $4 billion, Representing an Enterprise Value of €35 Billion

UMG Shares to be Distributed to PSTH Shareholders Later this Year

PSTH to Remain a Publicly Traded Company “RemainCo” with Approximately $1.5 billion of Cash and Access to an Additional $1.4 billion Through Forward Purchase Agreements After the Distribution of UMG Shares

RemainCo Will Seek to Combine with a Private Operating Company

Pershing Square SPARC Holdings, Ltd. (“SPARC”) Will Distribute

SPARC Warrants to PSTH Shareholders

June 20, 2021 02:00 PM Eastern Daylight Time

NEW YORK — Pershing Square Tontine Holdings, Ltd. (NYSE:PSTH) (“PSTH”), a special purpose acquisition company, announced today that it had entered into a definitive agreement with Vivendi S.E. (“Vivendi”) to acquire 10% of the outstanding Ordinary Shares of Universal Music Group B.V. (“UMG”) for approximately $4 billion.

Later this year, after Vivendi completes the previously announced separation from and listing of UMG on Euronext Amsterdam, the acquired UMG shares will be distributed to PSTH shareholders.

PSTH will continue to exist following these transactions (the “Transactions”) and expects to have approximately $1.5 billion in cash and access to an additional $1.4 billion in cash through forward purchase agreements. PSTH intends to pursue a business combination with an operating business promptly.

UMG and PSTH Presentations

A 22-minute, live-streamed video presentation prepared by Universal Music Group for PSTH shareholders about the company will be available on Wednesday, June 23 at 8:15am EDT. The video will be livestreamed once and will not be available to watch thereafter. We therefore encourage PSTH shareholders to access the site before the video begins at 8:15am EDT. The live stream will be accessible here. A transcript of the video will be made available on the Universal Music Group website following the live stream.

Following the UMG video presentation, on the same Wednesday, June 23rd, at 9:00am EDT the Pershing Square investment team will make a detailed presentation about UMG and the Transactions, and answer questions. The PSTH presentation is open to investors and the general public. The live stream of the presentation will be available at www.PSTontine.com, and will be simulcast in French, Japanese, Mandarin, Cantonese, German, Italian, Spanish, Portuguese, Arabic, and Russian, made possible by KUDO. Please email your questions to ir@persq.com in advance or during the presentation. To address any questions that we do not have an opportunity to answer during the presentation, we will shortly thereafter distribute a detailed FAQ on our website at www.PSTontine.com.

UMG Overview

Universal Music Group (“UMG”) www.universalmusic.com is the world leader in music-based entertainment, with a broad array of businesses engaged in recorded music, music publishing, merchandising, and audiovisual content in more than 60 countries. Featuring the most comprehensive catalog of recordings and songs across every musical genre, UMG identifies and develops artists and produces and distributes the most critically acclaimed and commercially successful music in the world. Committed to artistry, innovation and entrepreneurship, UMG fosters the development of services, platforms and business models in order to broaden artistic and commercial opportunities for its artists, and create new experiences for fans.

UMG has the following strategic attributes and competitive advantages:

•	The industry leader in a stable competitive environment

•	Iconic world-class management team

•	Massive and growing total addressable market. Everyone loves music!

•	Global consumer adoption of streaming will generate many years of high growth

•	Irreplaceable owned IP and must-have content

•	Predictable, recurring revenue streams that require minimal capital despite high growth

•	Significant fixed-cost expense base allowing for long-term margin expansion

•	Minimal net financial leverage

•	UMG will be the only uncontrolled, pure-play major music content company

•	UMG will have an independent, high quality board of directors

UMG’s unique and attractive business characteristics combined with its operational excellence have resulted in industry-leading financial performance:

•	Leading global recorded music market share (32%) and representation of all of the top 10 leading global artists

•	Organic revenue growth in excess of 10% in recent years, and 5% in 2020 despite the significant negative impact of COVID-19

•	Robust revenue growth underpinned by consumer adoption of streaming, which is growing at a high-teens rate annually and is now the majority of UMG’s revenue

•	Organic (constant-currency) operating profit growth of more than 20% per annum since 2017 due to strong revenue growth and margin expansion

•	Consensus analyst estimated revenue of €8.0 billion and operating profit of €1.5 billion for 2021, reflecting a 19% operating profit margin

Universal Music Group is currently a Vivendi company, but it will become an independent publicly traded company in Q3 2021.

The Transactions

There are only three fundamental elements to the Transactions:

(1)	PSTH will buy 10% of the outstanding Ordinary Shares of UMG and thereafter these shares will be distributed to PSTH shareholders.

(2)

Following the UMG distribution, PSTH shareholders will continue to own shares in PSTH (“RemainCo”), which will continue to exist, with approximately $1.5 billion in cash and access to an additional $1.4 billion of cash through forward purchase agreements.

(3)

A new company (“SPARC”) will issue warrants (the “SPARC Warrants”) to PSTH’s shareholders. The SPARC Warrants are expected to trade on the NYSE or Nasdaq, and will allow holders to subscribe for SPARC shares once SPARC finds its initial business combination partner.

To accomplish the Transactions, some additional steps must first take place. To explain these steps as clearly as possible, we are providing the following resources:

•	the background to our transaction with UMG under the heading “Transaction Background”;

•	a short summary that describes the Transactions from start to finish under the heading “Transactions Summary”;

•

additional information on aspects of the Transactions under the heading “Additional Information.” To help highlight where additional detail is provided in the Transactions Summary we have included notes (like this1) which match the numbering in the Additional Information section; and

•	a presentation further describing the transactions, which can be found here.

And as previously mentioned, we will be making a detailed investor presentation describing UMG and the Transactions on June 23rd beginning with a 22-minute UMG video at 8:15am EDT, and a presentation by members of the Pershing Square investment team at 9:00am EDT.

Transactions Background

During the course of our negotiations with Vivendi, it became clear that various tax, legal and other strategic considerations precluded Vivendi from entering into a “traditional” de-SPAC merger transaction, and from selling more than 10% of UMG.

Even with the additional complexity, time, legal, and other costs that these constraints created, we were convinced that the opportunity to acquire such an extraordinary business was the best option for our shareholders.

Fundamental to that decision was the fact that the UMG transaction on its own provides all of the same benefits and protections to our shareholders that they would have received in a more traditionally structured de-SPAC merger and share distribution.

Transactions Summary

(1)	Acquisition of 10% of UMG

On June 20, 2021, PSTH agreed to acquire 10% of the Ordinary Shares of UMG (the “UMG shares”).

In our IPO, we promised our shareholders the right to redeem their shares after a deal was announced. To fulfill that promise, we are planning to launch a Redemption Tender Offer1 in early July. We expect it to close during Q3 2021.

We also intend to offer holders of our currently outstanding Distributable Redeemable Warrants the opportunity to exchange their Distributable Redeemable Warrants for PSTH common shares through a Warrant Exchange Offer, which will enable exchanging warrant holders to participate along with other PSTH shareholders in the Transactions.3 The Warrant Exchange Offer is expected to launch in the coming weeks and close shortly after the closing of the Redemption Tender Offer, but before the Distribution by PSTH of the UMG shares.

Holders of PSTH shares on a record date4 shortly after the closing of the Redemption Tender Offer (and before the closing of the Warrant Exchange Offer) will receive a pro-rata allocation of our 2/9ths Distributable Tontine Redeemable Warrants.5 The Distributable Tontine Redeemable Warrants will not be eligible to participate in the Warrant Exchange Offer.

Following completion of the Redemption Tender Offer and the Warrant Exchange Offer, the Pershing Square Funds will exercise approximately $1.6 billion of the Forward Purchase Agreements. As a result, following the closing of PSTH’s acquisition of UMG shares, RemainCo will have approximately $1.5 billion in cash, assuming no more than negligible participation by shareholders in the Redemption Tender Offer.7

Once that funding is complete, we will complete the UMG acquisition. We expect that to happen in Q3 2021.

Next, UMG will complete its Euronext Amsterdam listing, and, in late September, Vivendi will distribute UMG Ordinary Shares representing up to 60% of the outstanding UMG shares to its shareholders. Following that distribution, UMG will begin the process of registering the UMG shares acquired by PSTH with the Securities and Exchange Commission (the “SEC”) so that they can be distributed to our shareholders.8

Promptly following the completion of the listing and the effectiveness of the registration statement, the UMG shares acquired by PSTH will be distributed to our shareholders (the “Distribution”).

Holders of PSTH shares on a record date after the closing of the Warrant Exchange Offer will be eligible to participate in the Distribution. Further details on the timing of that record date will be included in the documents we will provide in respect of the Redemption Tender Offer.

Neither the Sponsor Warrants nor the Director Warrants will become warrants in UMG, and they will therefore not result in any dilution to UMG. Unlike typical de-SPAC business combinations, UMG will have no dilutive securities outstanding following its listing and our purchase of the UMG shares.

(2)	RemainCo

After the UMG shares are distributed to our shareholders, PSTH will continue to exist. It will not disappear into UMG and it will not liquidate. For the purpose of this transaction description, we refer to PSTH following the Distribution of the UMG shares as “RemainCo,” but it will be the same corporate entity and it will continue to be named Pershing Square Tontine Holdings, Ltd. after the UMG distribution.

RemainCo will have the following features:

•

Objective: RemainCo’s next deal will be a more traditional de-SPAC business combination, and therefore it will not acquire minority share ownership in a company by means of a share purchase transaction. We have already begun to identify that business combination partner and will work expeditiously, but do not expect to enter into a definitive agreement regarding a business combination before the Redemption Tender Offer is completed.

•	Capitalization:

•	RemainCo will have (i) approximately $1.5 billion in cash and (ii) access to an additional $1.4 billion of cash through optional Forward Purchase Agreements with the Pershing Square Funds.

•	RemainCo will undertake a 1:4 reverse stock split so that our cash net assets per share will be approximately $22.

•	Not a SPAC: RemainCo will no longer be a SPAC because PSTH will have completed its initial business combination transaction.

•

Indemnity to Vivendi: PSTH has entered into an agreement to indemnify Vivendi and certain of its related parties in connection with the Redemption Tender Offer, the Warrant Exchange Offer, and the Distribution and a related registration statement.

(3)	SPARC

An affiliate of our Sponsor has sponsored an entity known as Pershing Square SPARC Holdings, Ltd. (“SPARC”). SPARC is a Cayman Islands exempted company.

While SPARC is an acquisition company, it is not a conventional SPAC. Unlike a conventional SPAC, SPARC does not intend to raise capital through an underwritten IPO in which investors commit capital upfront – before knowing the company with which it will combine.

Instead, SPARC intends to issue warrants for no consideration to PSTH shareholders which will be exercisable for common shares at a price of $20.00 per share (“SPARC Warrants”). SPARC Warrants can only be exercised after SPARC enters into a definitive agreement for its initial business combination. SPARC expects that the SPARC Warrants will trade on the NYSE or Nasdaq.

SPARC’s Structural Advantages

SPARC’s structure has been designed to allow SPARC warrant holders to avoid incurring the opportunity cost of capital of a typical SPAC, as the SPARC Warrants will not be exercisable, and holders will not purchase and pay for shares in SPARC, until a definitive agreement has been signed. SPARC and its Sponsor will also benefit by not experiencing the potentially reduced negotiating leverage and time pressure associated with the typical two-year SPAC commitment period.

SPARC will not have any shareholder warrants outstanding following its business combination, nor is it expected to incur any underwriting costs.

SPARC common stock will become publicly traded only after a business combination partner has been identified, a definitive agreement has been fully executed, and the SPARC Warrants have been exercised.

SPARC Warrants

SPARC Warrants will be distributed to PSTH shareholders on a record date shortly following the completion of the Redemption Tender Offer and Warrant Exchange Offer. SPARC Warrants will only be exercisable after a definitive agreement for a business combination has been signed and after the SEC has declared effective the registration statement covering the exercise of the SPARC Warrants.

Warrant holders who elect to exercise their SPARC Warrants will also have oversubscription rights (i.e. the right to exercise a proportionally greater amount of SPARC Warrants to the extent that other holders of SPARC Warrants do not exercise their SPARC Warrants).

SPARC Will Have Access to Up to $10.6 Billion for its Business Combination

SPARC is expected to enter into forward purchase agreements with affiliates of SPARC’s sponsor, the Pershing Square Funds and an affiliated entity, for a minimum investment of $1 billion, and up to $5 billion, subject to increase with the consent of SPARC’s board.

Assuming all of the SPARC Warrants are exercised, SPARC will have a minimum of $6.6 billion of cash and access to up to $10.6 billion to consummate a transaction.

SPARC Sponsor Convertible Preferred Shares

SPARC’s Sponsor is expected to purchase preferred shares convertible into 4.95% of the outstanding shares of the post-combination entity on a fully diluted basis. These shares will be convertible at a conversion price of $24.00 and solely on a net settlement basis, which means that the Sponsor will receive, on conversion, shares of the post-combination company with a value equal to the market value in excess of $24.00 per share of 4.95% of the fully diluted shares of the post-combination company.

SPARC to File a Registration Statement with the SEC Shortly

SPARC has not yet filed a registration statement with the SEC, but will do so on a confidential basis shortly. SPARC expects to commence the distribution of SPARC Warrants to PSTH shareholders following the SEC review process, and the completion of PSTH’s Warrant Exchange Offer and Redemption Tender Offer.

The SPARC Warrant distribution remains subject to SEC and stock exchange review, and will take place only once a registration statement has been declared effective by the SEC under the Securities Act of 1933. No assurance can be given that SPARC will be ultimately effectuated on the above outlined terms or at all.

Additional Information

1.	The Redemption Tender Offer

As PSTH is not holding a shareholder vote,2 we will provide our shareholders with the opportunity to exercise their redemption rights through a tender offer (the “Redemption Tender Offer”). The Redemption Tender Offer is an alternative available to us under our organizational documents which was described in the prospectus for our IPO.

The per-share price we will offer in the Redemption Tender Offer will be the amount per share held in PSTH’s trust account (slightly more than PSTH’s IPO price of $20.00 per share, including interest earned, net of any taxes, since our IPO).

The Redemption Tender Offer will be open for at least 20 business days and will otherwise comply with applicable law.

2.	Why is PSTH not Seeking Shareholder Approval for the Transactions?

Shareholder approval is not required for any aspect of the Transactions under applicable law or the rules of the New York Stock Exchange.

The prospectus for our IPO contemplated that we may not hold a shareholder vote, in which event we would provide shareholders with the opportunity to redeem their shares through a tender offer. The Redemption Tender Offer can be completed more quickly and with greater certainty of execution than a shareholder vote, thereby reducing the conditionality of the Transactions.

3.	The Warrant Exchange Offer

Since PSTH is not combining with UMG, PSTH’s Distributable Redeemable Warrants will not become exercisable for shares in a combined operating company as would be typical in SPAC transactions.

To provide appropriate treatment for the Distributable Redeemable Warrants in this situation, PSTH has decided to grant our warrant holders the opportunity to exchange their Distributable Redeemable Warrants for shares of PSTH common stock (the “Warrant Exchange Offer”).

The exchange ratio for the Warrant Exchange Offer will be determined based on the first row of the cashless exercise redemption table that appears on page 166 of our IPO prospectus. This is the same treatment which the Distributable Redeemable Warrants would receive if they were cashless exercised in relation to a redemption following our initial business combination. In determining the correct column to use in that table, we will deem the fair market value of our Class A Common Stock to be the volume-weighted average price of PSTH stock during ten trading days prior to the date of the launch of the offer, and the remaining term of the warrants to be 60 months.

The shares of PSTH common stock issued pursuant to the Warrant Exchange Offer are expected to be exempt from registration pursuant to Section 3(a)(9) of the Securities Act of 1933.

4.	What is a Record Date?

Record dates are important in the Transactions.

When a company is making a distribution to its shareholders (like a dividend), it will set a certain date (the record date) on which you must hold a share in order to be entitled to receive the distribution. The date the distribution is actually made (sometimes referred to as a payment date) is normally a day or more after the record date.

For example, we will set a record date following the closing of the Redemption Tender Offer, and before the closing of the Warrant Exchange Offer for the distribution of our 2/9ths Distributable Tontine Redeemable Warrants. If you hold a share on that record date, you will receive your proportion of the Distributable Tontine Redeemable Warrants when we actually distribute them after the Warrant Exchange Offer closes.

We will tell you in advance and remind you when each record date and payment date is going to be.

5.	44,444,444 Distributable Tontine Redeemable Warrants and Untendered Distributable Redeemable Warrants

We will issue our 2/9ths Distributable Tontine Redeemable Warrants (44,444,444 warrants in total) on a pro-rata basis to our holders of record on a date shortly after we close the Redemption Tender Offer, but before we close the Warrant Exchange Offer.

We have chosen that timing because our organizational documents contemplate that the 2/9ths Distributable Tontine Redeemable Warrants would be shared only among existing shareholders, and not among the holders of our public warrants who would become shareholders through the Warrant Exchange Offer.

The Distributable Tontine Redeemable Warrants will not be issued until after we close the Warrant Exchange Offer, so they cannot be exchanged as part of that offer.

The 44,444,444 Distributable Tontine Redeemable Warrants we will distribute, along with any of the 22,222,222 currently outstanding Distributable Redeemable Warrants that are not exchanged in the Warrant Exchange Offer, will remain outstanding with a strike price adjusted to take into account the Distribution of UMG shares.

6.	SPARC Warrants

Please see the section entitled “(3) SPARC” under “Transactions Summary” above for a description of the SPARC Warrants.

7.	Forward Purchase Agreements

Shortly before we acquire the UMG shares, the Pershing Square Funds will purchase PSTH units pursuant to the Forward Purchase Agreements we entered into at the time of our IPO. As in the IPO, the purchase price for each unit is $20 and consists of one share and one-third of a warrant. The number of units purchased will depend on the amount needed to ensure that PSTH has at least $1.0 billion in cash and marketable securities remaining following the completion of the Redemption Tender Offer and the closing of the purchase of the UMG shares, pursuant to the terms of our agreement with Vivendi.

One-third of the warrants issued on exercise of the Forward Purchase Agreements (analogous to the 22,222,222 Distributable Redeemable Warrants currently outstanding) will be exchanged for shares at the same exchange ratio that was used in the Warrant Tender Offer.

The shares issued on exercise of the Forward Purchase Agreements (and the shares issued on exchange of 1/3rd of the warrants) will also be deemed to have been outstanding on the record date we use to determine the shareholders eligible to participate in the Distribution.

The treatment described in the two paragraphs above places the Pershing Square Fund in the same position in respect of the units issued thereunder as an investor who acquired a unit in PSTH’s IPO and participated in the Warrant Exchange Offer.

Following its exercise, the Forward Purchase Agreements will be amended to provide that the approximately $1.4 billion unused portion of the Forward Purchase Agreement will be made available at the option of the Pershing Square Funds to RemainCo to be used in connection with RemainCo’s acquisition of an operating business. The RemainCo Forward Purchase Agreement, if funded, will occur at a per-share price equal to our net asset value per share at the time RemainCo completes its future business combination with an operating business.

8.	What is a registered distribution?

A registered distribution is a transaction in which shares are transferred pursuant to an effective registration statement filed with the SEC.

The distribution of UMG shares to our shareholders will be made pursuant to an effective registration statement which UMG is required to file pursuant to a Registration Rights Agreement between PSTH and UMG.

9.	Director and Sponsor Warrants

The Sponsor Warrants will not be exercised or otherwise participate in the Transactions. Instead, they will remain in place, but the exercise price will be adjusted to equal 120% of RemainCo’s net asset value immediately prior to the time it completes its business combination with an operating business.

The Director Warrants will not be exercised in connection with the Transactions. Instead, (i) the holders of the Director Warrants will receive shares in PSTH in exchange for 72% of the fair market value of the Director Warrants (as determined by a third-party valuation firm), to compensate for the fact that they will not participate in the Transactions as originally envisioned, (ii) such shares will participate in the Distribution and (iii) the remaining 28% of the value of the Director Warrants will remain in place with their exercise price adjusted in the same manner as the exercise price of the Sponsor Warrants as explained above.

Conditions to the Transactions

The closing of PSTH’s purchase of the UMG shares, which has been approved by the boards of directors of both PSTH and Vivendi, is subject to (i) a condition in favor of PSTH, that the aggregate redemption price of all Class A Common Stock paid upon completion of the Redemption Tender Offer does not exceed $1 billion in the aggregate, (ii) a condition in favor of Vivendi that its shareholders approve Vivendi’s distribution of 60% of UMG’s share capital and the admission to trading of UMG’s ordinary shares on the regulated markets of Euronext Amsterdam at Vivendi’s General Shareholders’ Meeting convened for June 22, 2021, (iii) a requirement that PSTH certifies to Vivendi that RemainCo will hold at least $1 billion of cash and marketable securities following the Redemption Tender Offer and closing of the purchase of the UMG shares and (iv) other customary closing conditions.

The closing of the Offers will be subject to the closing conditions set out in the applicable Offer document.

The Distribution of UMG shares is subject to a registration statement covering the Distribution having been declared effective by the SEC under the Securities Act of 1933.

Advisors

Perella Weinberg Partners acted as exclusive financial advisor to the PSTH Board of Directors.

Sullivan & Cromwell LLP and Cadwalader, Wickersham & Taft LLP, acted as legal advisors to PSTH.

Cabinet Bompoint and Cleary Gottlieb Steen & Hamilton LLP acted as legal advisors to Vivendi.

Freshfields Bruckhaus Deringer LLP acted as legal advisor to UMG.

About Pershing Square Tontine Holdings, Ltd.

Pershing Square Tontine Holdings, Ltd., a Delaware corporation, is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with a private company. PSTH is sponsored by Pershing Square TH Sponsor, LLC (the “Sponsor”), an affiliate of Pershing Square Capital Management, L.P., a registered investment advisor with approximately $14 billion of assets under management. www.PSTontine.com

Important Additional Information and Where to Find It

This press release does not constitute an offer to sell or buy or the solicitation of an offer to buy or sell any securities.

The proposed Transactions described in this press release have not yet commenced, may proceed on materially different terms and may not occur at all. This communication is for informational purposes only. This communication is not a recommendation to buy, sell or exchange any securities, and it is neither an offer to purchase nor a solicitation of an offer to sell securities. The Redemption Tender Offer and the Warrant Exchange Offer (together, the “Offers”) will only be made pursuant to offers to purchase or exchange, letters of transmittal and related materials that will be filed with the applicable Schedule TO on the commencement date of each Offer. PSTH shareholders and warrant holders should read those materials carefully because they will contain important information, including the various terms of, and conditions to, the Offers. PSTH shareholders and warrant holders will be able to obtain free copies of those materials as well as the other documents that PSTH and SPARC will be filing with the SEC, which will contain important information about PSTH, SPARC, the Offers and the proposed Transactions, at the SEC’s website at www.sec.gov.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws with respect to the proposed Transactions, including statements regarding the benefits of the Transactions, the anticipated timing of the proposed Transactions, the services offered by UMG and the markets in which it operates. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this release, including but not limited to: (i) the risk that the proposed Transactions may not be completed in a timely manner or at all, or may be completed on terms materially different from those described herein, which may adversely affect the price of PSTH’s securities, (ii) the risk that the proposed Transactions may not be completed by PSTH’s business combination deadline and the potential failure to obtain an extension of the business combination deadline if sought by PSTH, (iii) the failure to satisfy the conditions to the consummation of any aspect of the proposed Transactions, (iv) the lack of a third party valuation in determining whether or not to pursue the proposed Transactions, (v) the occurrence of any event, change or other circumstance that could give rise to the proposed Transactions not occurring, (vi) the effect of the announcement or pendency of the proposed Transactions on UMG’s business relationships, performance, and business generally, (vii) the outcome of any legal proceedings that may be instituted against PSTH, SPARC, Vivendi, UMG or their respective directors or officers related announcement of the proposed Transactions, (viii) the amount of the costs, fees, expenses and other charges related to the proposed Transactions, (ix) the ability to maintain the listing of PSTH’s securities on NYSE or list on Nasdaq, (x) the price of PSTH’s securities may be volatile due to a variety of factors which may also include changes in UMG’s business and operations and in performance across its competitors, changes in laws and regulations affecting UMG’s business and changes in its capital structure as a result of the proposed Transactions and its contemplated public listing, (xi) the ability to implement business plans, forecasts, and other expectations after the completion of the proposed Transactions, and identify and realize additional opportunities, (xii) the amount of PSTH shares redeemed by PSTH’s public shareholders in the Redemption Tender Offer or the number of warrants exchanged and PSTH shares issued in the Warrant Exchange Offer, (xiii) possible variances between the historical financial information UMG presents and its future financial statements, when they become available, (xiv) potential material differences between the terms of SPARC described herein and those ultimately offered to investors or the SEC failing to declare the registration statement in respect of SPARC’s securities effective or the NYSE or Nasdaq listing the securities or either the SEC or the applicable stock exchange imposing conditions that would prevent SPARC from operating in the manner intended and (xv) the impact of the global COVID-19 pandemic on any of the foregoing.

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the registration statements for the Distribution and the SPARC rights offering that will be filed with the SEC in respect of the proposed Transactions. Those filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and PSTH assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. PSTH does not give any assurance that PSTH will achieve its expectations or that the proposed Transactions will occur at all. The inclusion of any statement in this press release does not constitute an admission by PSTH or any other person that the events or circumstances described in such statement are material.

Media Contact:

Fran McGill

212-909-2455

McGill@persq.com